Exhibit (j)(2)(c)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that James A. Firestone, the undersigned director of NOMURA PARTNERS FUNDS, INC., (the “Corporation”), a corporation organized under the laws of State of Maryland, hereby constitutes and appoints Jesse D. Hallee, his true and lawful attorney-in-fact and agent, to sign for him and in his name, place and stead, and in the capacity indicated below, to sign any or all Registration Statements and all amendments (including post-effective amendments) thereto relating to the offering of the Corporations’ shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, James A. Firestone, the undersigned PRINCIPAL has hereunto set his hand and seal as of the date set forth below.

/s/ James A. Firestone	Date: June 5, 2013
James A. Firestone,
PRINCIPAL